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                             STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated the ________day of ________, 200__ (the "Date of Grant"), between Resource Capital Corp., a Maryland corporation (the "Company") and __________________, is made pursuant and subject to the provisions of the Company's 2005 Stock Incentive Plan (the "Plan"), a copy of which has been made available to __________________. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

         1. GRANT OF OPTION. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants _____________ the right and Option to purchase from the Company all or any part of an aggregate of ___________ shares of Common Stock at the option price of $________. This Option is not intended to be an "incentive stock option" under Section 422 of the Code. Such Option will be exercisable as hereinafter provided.

         2. TERMS AND CONDITIONS. This Option is subject to the following terms and conditions:

              (a) EXPIRATION DATE. This Option shall expire at 11:59 p.m. on the day preceding the tenth anniversary of the Date of Grant.

              (b) VESTING. This Option shall be exercisable as follows:

                  (i) Subject to _______________ continued service to the
              Company and its Affiliates, this Option shall become exercisable with respect to one-third of the shares of Common Stock subject to this Option on each of the first, second and third anniversaries of the Date of Grant. If the vesting schedule described in the preceding sentence results in the right to exercise this Option as to of a fractional share of Common Stock, such fractional share shall not be deemed vested pursuant to the vesting schedule but shall vest when such fractional share and other fractional shares that would have become vested aggregate whole shares of Common Stock.

                  (ii) If _________________ service to the Company and its
              Affiliates is terminated for Cause, the right to exercise this Option shall terminate to the extent this Option has not previously become exercisable.

                  (iii) In accordance with the Plan, this Option shall be
              immediately exercisable, in whole or in part, on a Control Change Date with respect to the shares of Common Stock subject to this option on the Control Change Date.

              (c) METHOD OF EXERCISE AND PAYMENT FOR SHARES. This Option shall be exercised by written notice delivered to the attention of the Company's Secretary at the Company's principal executive office. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the option price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value

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         (determined as of the preceding business day) which, together with any cash or cash equivalent paid by ____________, is not less than the option price of the number of shares of Common Stock for which the Option is being exercised. Once this Option has become exercisable it shall continue to be exercisable until the Expiration Date. A partial exercise of this Option shall not affect _______________ right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

              (d) TRANSFERABILITY. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered.

         3. CHANGE IN CAPITAL STRUCTURE. The terms of this Option shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

         4. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland.

         5. CONFLICTS. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

         6. BOUND BY PLAN. ___________________ hereby acknowledges that a copy of the Plan has been made available to the _______________and agrees to be bound by all the terms and provisions thereof.

         7. BINDING EFFECT. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of _______________ and its transferees and the successors of the Company.











                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by a duly authorized officer.



Resource Capital Corp.

By:                                              By:
   ------------------------------                   ----------------------------
Name:  Michael S. Yecies                         Name
Title:   Chief Legal Officer and Secretary       Title: